SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 12 , 2005

EMPYREAN HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

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Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 12, 2005, the Registrant announced that it has completed the acquisition of Tradewinds International Corp, a Nevada corporation located in Orlando, FL through a stock swap. Agreements were signed after market closing on Monday, April 11, 2005. Tradewinds is now a 51% owned subsidiary of Empyrean Holdings, and will continue to be active in the real estate investment and consulting business in several states. In consideration of fifty-one percent (51%) of the issued and outstanding shares of Tradewinds, Empyrean will issued two hundred million (200,000,000) shares of common stock of Empyrean to Tradewinds. Upon completion of terms set forth in the Stock Purchase Agreement, Tradewinds will acquire additional shares of Empyrean and transfer all remaining issued and outstanding Tradewinds Stock to Empyrean, thereby becoming a wholly owned subsidiary.

There are no material relationships which exist between Tradewinds and Empyrean Holdings, its officers or directors.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  Financial Statements of Tradewinds International Corp. will be filed as an amendment to this Form 8-K no later than 71 calendar days following the date of filing this report.

  Exhibits:

Exhibit 2.                 Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12,2005                                                                                                             EMPYREAN HOLDINGS, INC.

                                                                                                                                             /s/ Robert L. Lee

                                                                                                                                            By: Robert L, Lee

                                                                                                                                            President and Director